UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May __, 2004

 Datatec Systems, Inc.
(Exact name of registrant as specified in its chapter)

 Delaware
(State or other jurisdiction
of incorporation)

 000-20688
(Commission
File Number)

 94-2914253
(IRS Employer
Identification No.)

 23 Madison Road, Fairfield, New Jersey
(Address of principal executive offices)

 07004
(Zip Code)

Registrant's telephone number, including area code: (973) 808-4000

 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation D Disclosure.

The IBM Credit Facility.

As previously reported by the Company, on December 12, 2004, IBM Credit informed the Company that it would not provide the Company with a written waiver of default for the fiscal quarter ended October 31, 2003.  Subsequently, IBM Credit notified the Company that it had failed to meet certain financial covenants for the fiscal quarter ended October 31, 2003 and that it declared the Company to be in default of the $25 million IBM credit facility (a copy of this notice is attached as Exhibit 10.1 to this Report).

On January 26, 2004, IBM agreed to temporarily increase the Company's credit facility to $26 million from $25 million (a copy of a letter from IBM Credit is attached as Exhibit 10.2 to this Report).  On January 29, 2004, IBM Credit agreed to increase the Company's credit facility to $28.3 million through February 2004 and to forbear from taking action with respect to the Company's events of default through February 28, 2004, although IBM Credit did not waive or consent to any then existing defaults under the credit facility (a copy of this agreement is attached as Exhibit 10.3 to this Report).

On February 27, 2004, IBM and the Company entered into a Forbearance Agreement, by which IBM Credit agreed to forbear, subject to the terms of such Forbearance Agreement, from exercising remedies available to it under the credit facility as a result of the Company's defaults of such facility until April 30, 2004 and agreed to set the Company's credit facility to a limit of $25 million (a copy of this agreement is attached as Exhibit 10.4 to this Report).

On March 29, 2004, IBM and the Company entered into an Amended and Restated Forbearance Agreement, by which IBM Credit agreed, as a result of the Company's failure to meet certain terms of the February 27, 2004 Forbearance Agreement, to forbear, subject to the terms of the Amended and Restated Forbearance Agreement, from exercising its remedies as a result of the Company's then existing events of default until July 31, 2004 (a copy of this agreement is attached as Exhibit 10.5 to this Report).

Notwithstanding these forbearance agreements with IBM Credit, the Company remains in default of the IBM Credit Facility.

The Palladin Subordinated Secured Convertible Notes.

The Company is currently in default on its outstanding $4.9 Million Subordinated Secured Convertible Notes (the "Notes"), because it did not make the required principal and interest payments beginning in January 2004.  Under the terms of the Notes, the Company was required to begin to make principal and interest payments on the Notes beginning in January 2004 in sixteen equal monthly payments ending in April 2005.  The Company has the option to make such payments in cash or by using shares of its common stock.  Because the Company has neither the available funds to make the monthly payments, nor an effective registration statement covering the shares of common stock underlying the Notes, the Company has not been able to make the required monthly payments for January through May 2004 by either paying in cash or issuing shares of its common stock.  In addition, because the Company has failed to maintain with the Securities and Exchange Commission an effective registration statement covering the shares of common stock underlying the Notes, the Company is subject to liquidated damages at the rate of 2%, for each 30-day period beginning on December 17, 2003 that it does not maintain an effective registration statement.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit

Description of Document

10.1

Letter from IBM Credit LLC, dated December 17, 2003

10.2

Letter from IBM Credit LLC, dated January 26, 2004

10.3

Letter from IBM Credit LLC, dated January 29, 2004

10.4

Forbearance Agreement, by and between IBM Credit LLC and Datatec Industries, Inc., dated February 27, 2004

10.5

Amended Forbearance Agreement, by and between IBM Credit LLC and Datatec Industries, Inc., dated March 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 DATATEC SYSTEMS, INC.
(Registrant)

Date: May 12, 2004

/s/ Richard K. Davis

 Richard K. Davis, Vice President and General Counsel
(signature)*

*Print name and title of the signing officer under his signature.